UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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Fauquier Bankshares, Inc
(Name of Registrant as Specified In Its Charter)

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Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186

April 10, 2015

Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Fauquier Bankshares, Inc. (the "Company"), the holding company for The Fauquier Bank (the "Bank"), to be held on May 19, 2015, at 9:30 a.m., Eastern Time, at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia.
The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting.  Directors and officers of the Company, as well as a representative of Smith Elliott Kearns & Company, LLC, the Company's independent accountants, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted.  Detailed information relating to the Company's activities and operating performance is contained in our 2014 Form 10-K, which is also enclosed.
Your vote is important.  Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or mail as promptly as possible to ensure the presence of a quorum for the meeting.  For additional instructions on voting by telephone or the Internet, please refer to your proxy card.  To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope.  If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a legal proxy from your broker or nominee to confirm your ownership of shares.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours,

/s/ John B. Adams, Jr.

John B. Adams, Jr.
Chairman
Fauquier Bankshares, Inc.

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia  20186
(540) 347-2700
_________________________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 19, 2015
__________________________________________________

Warrenton, Virginia
April 10, 2015

To the Shareholders of Fauquier Bankshares, Inc.:

NOTICE is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Fauquier Bankshares, Inc. (the "Company") will be held at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia, on Tuesday, May 19, 2015 at 9:30 a.m., Eastern Time, for the following purposes:

1.	To elect three Class I directors to serve until the 2018 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualify.

2.	To hold an advisory (non-binding) vote on executive compensation of the Company's named executive officers as disclosed in the accompanying proxy statement.

3.	To ratify the selection of Smith Elliott Kearns & Company, LLC as the Company's independent public accountants to audit the books of the Company and its subsidiary for the current year.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 13, 2015 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares be represented at the meeting.  Whether or not you expect to be present in person, please submit your proxy by telephone, the Internet or mail as promptly as possible.  For additional instructions on voting by telephone or the Internet, please refer to your proxy card.  If you wish to vote by mail, a return envelope is enclosed for your convenience that requires no postage if mailed within the United States.  If you are present at the meeting, you may, if you wish, withdraw your proxy and vote your shares personally.  Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by providing written notice to the Secretary of the Company.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee.  Your name does not appear on the register of shareholders and in order to be admitted to the meeting, you must bring a legal proxy showing that you are the beneficial owner of the shares.  Unless you have obtained a legal proxy from your broker or nominee, you will not be entitled to vote your shares at the meeting and should instruct your broker or nominee how to vote on your behalf.

Fauquier Bankshares, Inc.

/s/ Edna T. Brannan

By Order of the Board of Directors
Edna T. Brannan, Secretary

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia  20186
(540) 347-2700
PROXY STATEMENT
GENERAL
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia, on Tuesday, May 19, 2015 at 9:30 a.m., Eastern Time, and at any adjournments thereof.

The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 10, 2015.

VOTING SECURITIES
As of March 13, 2015 the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 3,744,562 outstanding shares of common stock, which is the only outstanding class of stock of the Company.  Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.  Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein.  If no specification is made, shares represented by signed proxy cards will be voted "FOR" the election of each of the nominees for director named in this proxy statement, "FOR" the approval of the executive compensation of the Company's named executive officers as disclosed in this proxy statement, and "FOR" the ratification of the selection of Smith Elliott Kearns & Company, LLC ("Smith Elliott") as the Company's independent public accountants for 2015.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed.  Under Virginia law, if a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors.  Approval of any other matter requires that the matter receive more votes "FOR" than votes "AGAINST" the matter, with a quorum present.

Shares for which a holder has elected to abstain or to withhold the proxies' authority to vote will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matters.

Brokers and nominees who have record ownership of shares that are held in "street name" for account holders are not permitted to exercise voting discretion with respect to the election of directors.  Under New York Stock Exchange ("NYSE") rules, brokers do not have the discretion to vote on the election of directors because a director election, even if uncontested, is not considered a "routine" matter.  The proposal on approving the executive compensation of the Company's named executive officers is also considered a "non-routine" matter under NYSE rules. If you do not give your broker specific instructions on these matters, your shares will be treated as "broker non-votes" and will not be voted on the election of directors and the proposal relating to executive compensation. Without instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters, such as ratification of the Company's independent public accountants. As a result, if your broker or nominee votes on the ratification of the Company's independent public accountants, those shares will be counted for quorum purposes.

SOLICITATION AND VOTING OF PROXIES
Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
The cost of this proxy solicitation will be borne by the Company.  The Company will pay the costs of its effort in soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to shareholders. Proxies may be solicited without extra compensation, by the Company's directors, officers and employees by mail, electronic mail, telephone, fax or personal interviews.

PROPOSAL ONE:
ELECTION OF CLASS I DIRECTORS
The Company's articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years.  In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for election at the next annual meeting of shareholders. The Board of Directors currently consists of nine directors. The terms of office of the Class I directors expire this year at the Annual Meeting.
Messrs. Adams, Frostick and Keyser, each of whom currently serves as a Class I director, are proposed for election as Class I directors.  If elected, these individuals shall hold office until the 2018 Annual Meeting and until their successors shall have been elected and qualify.
Certain information is set forth below concerning the Board's nominees for election at the 2015 Annual Meeting, as well as the other current directors who will continue in office until the 2016 and 2017 Annual Meetings, respectively.

Nominees for Election at the 2015 Annual Meeting

Class I Directors (For a Term Expiring in 2018)

John B. Adams, Jr., 70, has been a director of the Company since 2003 and a director of The Fauquier Bank ("the Bank") since 2002.  He was elected Vice Chairman of the Bank in January 2004 and Chairman of the Company in January 2010.  Mr. Adams was President and Chief Executive Officer of   A. Smith Bowman Distillery from 1989 through October 2003.   Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, Inc., primarily a family real estate holding company, and is a director of Universal Corporation, a publicly traded company headquartered in Richmond, Virginia, where he also serves on the financial and audit committees. Mr. Adams served as chairman of The National Theatre in Washington, D.C. for 25 years and has served on the foundation boards of several higher education institutions. As a result of his various leadership roles, Mr. Adams' brings to the Board valuable insight and business acumen, along with significant business expertise.

Randolph D. Frostick, 58, has been a director of the Company and a director of the Bank since 2009.  He is Vice President and a shareholder of Vanderpool, Frostick and Nishanian, P.C., a law firm located in Manassas, Virginia, which focuses primarily on civil litigation, business, employment, real estate transactions, financing, land use and development. Mr. Frostick joined the firm in 1987.  In addition to practicing law, Mr. Frostick is actively involved in real estate development and the leasing operations of office, retail and government buildings in Prince William County, Virginia. He also serves his community through the Prince William County Chamber of Commerce. Mr. Frostick brings to the Board insightful knowledge of our market base, and valuable business expertise.

Jay B. Keyser, 58, has been a director of the Company and a director of the Bank since 2009. Beginning  January 1, 2015, he serves as the Chief Executive of the William A. Hazel Family office.  He also is the manager of various real estate ventures and trustee of multiple trusts relating to the Hazel family.  He currently serves on the board and was the Chief Executive Officer of William A. Hazel, Inc., a site construction company headquartered in Chantilly, Virginia from June 1, 2008 to December 31, 2014.   Mr. Keyser had served for 25 years in various capacities, including Chief Financial Officer, of this construction company.  He has served as board trustee for Highland School, located in Warrenton Virginia.   He received his CPA certification in 1982 and is a member of the American Institute of Certified Public Accountants and the Virginia Society of CPAs. Mr. Keyser brings vast business and financial management knowledge and experience to the Board.

Directors Whose Terms Do Not Expire This Year

Class II Directors (Term Expires in 2016)

Randy K. Ferrell, 64, has been a director of the Company since 2003 and a director of the Bank since 2002.  He has been President of the Company since May 2003 and Chief Executive Officer of the Company since June 2004.  He has been Chief Executive Officer of the Bank since June 2003 and President of the Bank since 2002.  He served as Senior Vice President of the Company from 1994 to May 2003.   Mr. Ferrell was Chief Operating Officer of the Bank from 2002 to June 2003, Executive Vice President of the Bank, Commercial and Retail Banking and Management Information Systems from 2001 to 2002, and Senior Vice President, Commercial Lending from 1994 to 2001. Mr. Ferrell brings valuable insight and knowledge to the Board due to his service as the Company's President and Chief Executive Officer. During his over 40 years in the financial services industry, Mr. Ferrell has gained significant banking knowledge which enables him to bring his expertise in regulatory guidance, strategic planning, business development and operations management to the Board.
Brian S. Montgomery, 62, has been a director of the Company and a director of the Bank since 1990.  Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. located in Warrenton, Virginia, since 1972 and is the owner and manager of various commercial real estate properties located in Warrenton, Virginia. In addition to serving on various Company board committees over his tenure, he currently is a member of the Executive Committee, Compensation and Benefits Committee and Chairman of the Trust Committee.  Mr. Montgomery brings extensive knowledge of the financial services industry to the Board, with a specialty in insurance through his tenure on the board of Loudoun Mutual Insurance Company, where he has been a director since 1999.
P. Kurtis Rodgers, 47, has been a director of the Company and a director of the Bank since 2007.         Mr. Rodgers is President and of S.W. Rodgers Co., Inc., a heavy highway site contractor headquartered in Gainesville, Virginia that operates throughout Virginia. Prior to his appointment as President  in 1998, Mr. Rodgers served in multiple capacities within S.W. Rodgers since its establishment in 1980.  He is the Past President of the Heavy Construction Contractors Association (a Virginia association) and has served on advisory panels for the James Madison University College of Business and the George Mason University Prince William Campus. Mr. Rodgers brings valuable business management expertise and knowledge to the Board.

Sterling T. Strange, III, 54, has been a director of the Company and the Bank since 2007. Mr. Strange is President and Chief Executive Officer of The Solution Design Group, Inc., an information technology software firm to the public sector and higher education industries, located in Warrenton, Virginia and Orlando, Florida. Prior to founding The Solution Design Group in 2004, Mr. Strange was President and founder of Decision Support Technologies, Inc., a transportation software company that provided solutions and services to over 100 airports and seaports worldwide. Mr. Strange has served in senior management positions in both private and public companies for over 25 years. He provides valuable entrepreneurial experience and financial management expertise to the Board, which is specifically advantageous in his role on the Company's Audit Committee.

Class III Directors (Term Expires in 2017)

Eric P. Graap, 62, has been a director of the Company and a director of the Bank since January 2009.  He has served as Executive Vice President of the Company and the Bank since May 2007, and was Senior Vice President of the Company and the Bank from November 2000 to May 2007.  He has been the Chief Financial Officer of the Company and the Bank since 2000.  He has served as board president and treasurer of the Piedmont Symphony Orchestra and director and treasurer of The Fauquier Community Action Committee and their Head Start/Bright Stars programs. Mr. Graap brings over 35 years of financial management experience in the financial services industry to the Board.

Randolph T. Minter, 55, has been a director of the Company and a director of the Bank since 1996.  Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, having worked prior to that time in various positions at the funeral home since 1980.  He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia since 1990. Through his involvement and leadership positions with a variety of business and community organizations, Mr. Minter brings to the Board a vast knowledge of our community market base, and its business related issues.

The Board recommends that the shareholders vote FOR the above nominees as directors.  The proxy holders will cast votes on the proxy card received by them, unless otherwise specified, FOR the election of the  Class I nominees. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director.  Each of the nominees has consented to be named in the proxy statement and to serve if elected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Independence.  A majority of the directors are "independent directors" as defined by the listing standards of the NASDAQ Stock Market LLC ("NASDAQ"), and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.  The independent directors are Messrs. Adams, Frostick, Keyser, Minter, Montgomery, Rodgers, and Strange. In determining the independence of the directors, the Board considered the following relationship that Mr.  Frostick has with the Company outside of his director position: Vanderpool, Frostick and Nishanian, P.C., a law firm of which Mr. Frostick is a partner and shareholder, has been engaged by the Bank for legal services. During 2014, the firm was paid $11,850 for its services. After considering this relationship, the Board concluded that Mr. Frostick is independent.

Board Leadership. The Board of Directors is committed to maintaining an independent Board, and for many years a majority of our Board has been comprised of independent directors. Generally, it has been the Company's practice to separate the duties of Chairman and Chief Executive Officer.  In keeping with good corporate governance practices, at this time the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.

Meetings and Attendance. During the year ended December 31, 2014, the Board of Directors held 12 meetings. Each director attended at least 75% of the aggregate of: (i) the number of Board meetings held during the period in which he has been a director and (ii) the number of meetings of all committees on which he served.
The Company has not adopted a formal policy on Board members' attendance at our annual meetings of shareholders, although all Board members are encouraged to attend.  All of the current Board members attended our 2014 Annual Meeting of Shareholders.
Communications with the Board of Directors.  Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186.  The Secretary of the Company will promptly forward all such communications to the specified addressees.  Communications may also be directed to the Board of Directors through our website: www.fauquierbank.com under "Contact Us."  Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.
Audit Committee.  The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable Securities and Exchange Commission ("SEC") regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual's financial sophistication.  The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent registered public accounting firm.  The Audit Committee held five official meetings and several informal discussions in 2014 (Please see "Audit Committee Report").  The current members of the Audit Committee are Messrs. Adams, Keyser, Rodgers and Strange. The Board of Directors has determined that Messrs. Keyser and Strange qualify as the audit committee financial experts as defined by SEC regulations and has designated them as the Company's Audit Committee Financial Experts. The Audit Committee operates pursuant to a written charter, which is posted on the Bank's website: www.fauquierbank.com  under "Investor Relations – Corporate Governance."  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Enterprise Risk Management Committee. In February 2014, the Board created an Enterprise Risk Management Committee. The committee is composed entirely of directors who satisfy the independence and financial literacy requirements under the NASDAQ listing standards and applicable SEC regulations. The primary functions of this committee are to assist the Board of Directors in its oversight of the Company's management of financial, operational, information technology (to include cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks; and to oversee the Company's enterprise risk management framework. Current members of the committee are Messrs. Adams, Frostick, Keyser and Strange. The Enterprise Risk Management Committee operates pursuant to a written charter, which is posted on the Bank's website: www.fauquierbank.com  under "Investor Relations – Corporate Governance."  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Compensation and Benefits Committee.  The Company has a Compensation and Benefits Committee, whose function is to aid the full Board of Directors of the Company in meeting its overall responsibilities with regard to the oversight and determination of executive compensation.  The committee, composed entirely of directors who satisfy the independence requirements for compensation committee members under the NASDAQ listing standards, held six official meetings and several informal discussions in 2014.  The current members of the Company's Compensation and Benefits Committee are Messrs. Adams, Minter,  Montgomery and Rodgers. These same directors serve as the Bank's Compensation and Benefits Committee, whose function is to aid the Board of Directors of the Bank in meeting its overall responsibilities with regard to the oversight and determination of executive compensation.  The Bank's Compensation and Benefits Committee held six official meetings and several informal discussions during 2014. The Compensation and Benefits Committees operate pursuant to written charters, which are posted on the Bank's website: www.fauquierbank.com under "Investor Relations – Corporate Governance."  The committees review and reassess the charters annually and recommend any changes to the Board for approval.

Board Governance Committee.  The responsibilities of the Board Governance Committee include the evaluation of the Board's structure, personnel and processes; and the maintaining of a current and viable set of corporate governance principles applicable to the Company.  The committee is composed of a majority of directors who satisfy the independence requirements under the NASDAQ listing standards.  The members of the Board Governance Committee are Messrs. Adams, Ferrell, Frostick and Strange.  The committee held four official meetings in 2014 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank's website: www.fauquierbank.com under "Investor Relations – Corporate Governance."  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Nominating Committee. The responsibilities of the Nominating Committee include the identification and evaluation of potential director candidates and making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee is composed entirely of directors who satisfy the independence requirements for nominating committee members under the NASDAQ listing standards.  The members of the Nominating Committee are Messrs. Adams, Frostick and Minter. The committee held two official meetings in 2014 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank's website: www.fauquierbank.com under "Investor Relations – Corporate Governance."  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Nominating Committee considers diversity in board composition and qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  The committee generally reviews a potential candidate's background, experience and abilities, the contributions the individual could be expected to make to the collective functioning of the Board and the needs of the Board at the time.  The Board has adopted Corporate Governance Guidelines for the Company, which outline certain specific criteria that the Board seeks to attract, which include (i) a commitment to the Company's purpose; (ii) informed, mature and practical judgment developed as a result of management or policy-making experience; (iii) business acumen, with an appreciation of the major issues facing a company of comparable size and sophistication; (iv) financial literacy in reading and understanding key performance reports; (v) integrity and an absence of conflicts of interest; (vi) visionary thinking and strategic planning expertise; (vii) ability to influence others; (viii) strong organizational and self-management skills; (ix) being independent according to NASDAQ listing standards and SEC rules; (x) having sufficient time to prepare and meet Board commitments; (xi) works or resides in the Bank's market area, thereby bringing current and relevant demographic knowledge to the Board; and (xii) meeting age limit requirements.

The Nominating Committee will consider candidates for directors proposed by shareholders.  The committee  will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate's qualifications to serve as a director.   All such shareholder recommendations should be submitted to the attention of the Chairman, Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia  20186, and must be received no later than November 15, 2015  in order to be considered for the next annual election of directors.  Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates.  The current nominees for Class I members of the Board of Directors were approved on the recommendation of the Nominating Committee.

In addition, in accordance with the bylaws of the Company, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as directors at an Annual Meeting if the shareholder gives written notice of his or her intent to make such nomination.  In accordance with the Company's bylaws, a shareholder nomination must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated, (ii) a representation that the shareholder is an owner of common stock of the Company, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, (iv) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the SEC including the amount and nature of each nominee's beneficial ownership, age and principal occupation for the past five years, and (v) the written consent of each nominee to serve as a director of the Company if so elected. All such nominations for the 2016 Annual Meeting must be in proper written form and received by the Secretary of the Company by December 12, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), executive officers, directors and beneficial owners of more than 10% of the Company's common stock are required to file reports on Forms 3, 4 and 5 with the SEC to report their beneficial ownership of the Company's common stock as well as certain changes in such beneficial ownership.  Based solely upon the Company's review of such reports, the Company believes that no executive officer, director or more than 10% beneficial owner failed to file required reports on Forms 3, 4 or 5 on a timely basis with respect to the fiscal year ending December 31, 2014.

DIRECTOR COMPENSATION

Retainer and Meeting Fees.  Non-employee directors of the Bank received an annual retainer of $3,000 for Bank board service during 2014. Non-employee directors of the Company received an annual retainer of $5,000 for Company board service during 2014. The Chairman received a retainer from the Company of $27,500 during 2014, but did not receive a retainer from the Bank. Annual retainers are pro-rated at one half for any director who does not serve after the annual meeting of shareholders. For 2014, all Board meetings were joint meetings of the Bank and the Company, and the fee paid to non-employee directors was $500 per meeting. Non-employee directors of the Bank and of the Company received committee fees of $300 for each committee meeting attended, except that Committee Chairmen for the Audit, Compensation and Benefits, Board Governance and Nominating Committees received $400 for each committee meeting they chaired. The Chairman receives a committee fee only if he chairs the committee.

Equity Compensation.  During 2014, the Company granted restricted stock to non-employee directors under the Fauquier Bankshares, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), which was approved by shareholders at the 2009 Annual Meeting.  The number of shares of restricted stock granted to each director was calculated by dividing $8,500, the value of the average restricted stock grant awarded in the most recent three years, by the closing price of the Company's common stock on the day prior to the day the Compensation and Benefits Committee made the grant determination.

The Compensation and Benefits Committee believes that granting restricted stock as part of director compensation better aligns the directors and shareholders' long term interest in the Company in a way that cannot be accomplished through cash compensation, and increases director ownership of Company shares in an appropriate manner.  On February 20, 2014, 540 shares of restricted stock were awarded to each non-employee director continuing in office after the 2014 Annual Meeting.  Douglas C. Larson who retired as a director effective after the 2014 annual meeting held on May 20, 2014, received 270 shares of restricted stock in 2014.  The shares automatically vested on such date but are subject to transferability restrictions that lapse on the third anniversary of the grant date. See "Executive Compensation-Stock Incentive Plan" for more information on the plan.

The following table provides compensation information for the year ended December 31, 2014 for each non-employee director.

Director Compensation

Name [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3] ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
John B. Adams, Jr.	34,100	8,505	--	--	--	--	42,605
Randolph D. Frostick	20,500	8,505	--	--	--	--	29,005
Jay B. Keyser	20,900	8,505	--	--	--	--	29,405
Douglas C. Larson	8,100	4,253	--	--	--	--	12,353
Randolph T. Minter	23,900	8,505	--	--	--	--	32,405
Brian S. Montgomery	24,800	8,505	--	--	--	--	33,305
P. Kurtis Rodgers	23,300	8,505	--	--	--	--	31,805
Sterling T. Strange	17,700	8,505	--	--	--	--	26,205

(1)	Randy K. Ferrell, the Company's President and Chief Executive Officer, and Eric P. Graap, the Company's Chief Financial Officer, are not included in this table as they are executives of the Company and thus received no compensation for their services as directors. The compensation received by Messrs. Ferrell and Graap as executives of the Company are shown in the Summary Compensation Table.
(2)	Because each Company director also serves on the Bank's board of directors, the amounts reported in this table reflect compensation for board service paid by the Company and the Bank.
(3)	Each non-employee director received an award of 540 shares of restricted stock on February 20, 2014 under the Stock Incentive Plan, other than Mr. Larson, who received 270 shares of restricted stock as he announced his retirement as a director to be effective after the 2014 annual meeting held on May 20, 2014. The shares automatically vested on such date but are subject to transferability restrictions that lapse on the third anniversary of the grant date. This column reflects the dollar amount recognized for financial statement reporting purposes for these grants in accordance with FASB ASC Topic 718 – "Compensation-Stock Compensation". This amount is the grant date fair value and was determined by multiplying the number of shares by the closing sales price of the Company's common stock on the date prior to the grant, $15.75 per share. Please refer to Note 12, Stock Based Compensation, in the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2015.

EXECUTIVE COMPENSATION
Compensation Philosophy.  The Company strives to be an organization where work is satisfying to our staff and where knowledgeable and skillful associates can work in a challenging and rewarding atmosphere.  Achievement of these goals is critical to the Company's ability to provide quality products and services to its clients, as well as a reasonable return to its shareholders.  The Company considers compensation an integral part of this strategy.  The compensation system must support the achievement of these goals by making a significant contribution to the achievement of strategy and objectives at an acceptable level of compensation and ongoing development of the organization and its human resources.

The Company's compensation system is designed to result in the achievement of the Company's objectives.  To this end, the compensation system is designed to: (i) attract employees whose qualifications clearly meet or exceed the minimum education, experience and skills specified for each job; (ii) attract individuals who are willing to be held accountable for results; (iii) retain those who achieve the high level of results expected; (iv) motivate employees to seek additional accountability, make and communicate well-informed business decisions, and achieve greater than expected results; and (v) differentiate employees between those who perform and those who do not want to be accountable or fail to achieve results.

Overview of Compensation Program.  The Company's Compensation and Benefits Committee (the "Committee") approves the Company's compensation philosophy, strategy and policy.  Although executive compensation is primarily paid by the Bank, the Committee develops Company goals and objectives relevant to the compensation of the Chief Executive Officer and the Chief Financial Officer, including developing annual and long term performance objectives for the Chief Executive Officer and the Chief Financial Officer for joint approval by the independent members of the Boards of the Company and the Bank.

The Company's Chief Executive Officer and Chief Financial Officer are referred to throughout this discussion as the "named executive officers" or "NEOs."

With the assistance of the independent members of the Company and Bank Boards, the Committee evaluates the performance of the NEOs and sets their annual compensation, including annual salary, cash and equity incentive awards, and other direct or indirect benefits.  The Committee also annually approves compensation structures, job values, compensation budgets and distribution guidelines of the Bank with the Bank's Board of Directors' approval.  In addition to the Chief Executive Officer, Human Resources Department personnel periodically attend Committee meetings and make presentations to the Committee on compensation and benefits matters.   The Committee meets in executive session, without the Chief Executive Officer, when discussing his compensation.

Finally, the Committee is responsible for reviewing the competitiveness of the Company's executive compensation programs to ensure (i) the attraction and retention of senior management; (ii) the motivation of senior management to achieve the Company's business objectives; and (iii) the alignment of the interests of key leadership with the long term interests of the Company's shareholders.

Establishing Executive Compensation.  The Company compensates our NEOs, and other members of senior management, through a mix of base salary, cash and equity incentive compensation, and perquisites and benefits designed to be competitive with our peer financial institutions.  Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan and Stock Incentive Plan, which are designed to reward company-wide performance through tying awards to selected performance goals.  We want to provide our NEOs with a level of assured cash compensation in the form of base salary as well as cash and equity opportunities in the form of incentive compensation that will help recruit, retain and reward competent and effective executive talent, and at the same time align senior management's interests with the long term interests of our shareholders.

The compensation planning process consists of annually establishing an overall executive compensation package and then allocating that compensation among base salary, cash and equity incentives under the Management Incentive Plan and the Stock Incentive Plan.  In order to recruit and retain top executive talent whom we expect to provide performance that will create and sustain long term value for our shareholders, we intentionally pay overall compensation that we believe is competitive with our peer group.  Our base salaries are comparable with the base salaries paid by most of our peer group for comparable positions.  We generally offer higher compensation components in the form of cash and equity incentive compensation under our Management Incentive Plan and Stock Incentive Plan, and incentive compensation comprises a large portion of our total compensation.  To assist the Committee in reviewing and establishing executive compensation, the Committee has identified a peer group consisting of  publicly-traded banks, similar in asset size compared to the Company, and predominantly located in the greater Washington, D.C./Virginia area.

Decisions regarding the base salaries for the NEOs are generally made at the Committee's first meeting following the availability of the Company's financial results for the prior year.  In addition to referring to proposed pay ranges, the Committee uses the prior year financial results to evaluate the NEO's performance against his individual performance plan for the prior year.  Generally at this meeting, the Committee also determines the extent to which the cash and equity incentive awards under the Management Incentive Plan and the Stock Incentive Plan for the prior year were earned by measuring actual outcomes against the pre-determined performance goals.  The Committee sets the performance goals for the Management Incentive Plan for the current year at its next meeting.  The performance goals are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards to be achieved. The Committee's schedule is determined several months in advance, and the proximity of the granting of any equity awards to announcements of earnings or other market events is coincidental.

The Chief Executive Officer attends these Committee meetings, although the Chief Executive Officer is not present during deliberations or voting concerning his own compensation.  The Committee seeks the Chief Executive Officer's input regarding the performance evaluation and compensation recommendations for the Company's other NEO, although the Committee makes the final decision.

Base Salaries.  Based on an evaluation of each officer's performance against his individual performance plan and a review of the Company's overall performance in 2013, the Committee set the 2014 base salary for the Chief Executive Officer at $288,466, and the Chief Financial Officer at $192,614.  For 2015, the Committee recommended, and the independent members of the Board approved, a base salary for the Chief Executive Officer of $299,406 and a base salary for the Chief Financial Officer of $198,400.

Management Incentive Plan.  Our practice is to award incentive compensation based on satisfactory completion of pre-determined Company performance objectives. Cash incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward the achievement of company-wide performance through the tying of awards to selected performance measures.  The Committee approves the performance goals and award payouts under the Management Incentive Plan, and  has the discretion to increase or decrease cash awards earned under the Management Incentive Plan.

The Committee reviewed the Company's strategic objectives for 2014 and chose award factors relative to meeting certain primary objectives.  The NEO's performance goal objectives for 2014 were based on the following seven measures of the Company's 2014 performance:  efficiency ratio, non-interest and fee income, loan growth, core deposit growth, non-performing assets, net charge offs, and CAMELS rating.

The 2014 annual award opportunity for the Chief Executive Officer was 40% of base salary.  The 2014 annual award opportunity for the Chief Financial Officer was 30% of base salary. For our Chief Executive Officer and Chief Financial Officer, cash incentive compensation earned totaled $47,713 and $22,742, respectively for 2014.

Stock Incentive Plan.  The Company believes that ownership of Company common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will better align their interests with the interests of the Company's shareholders.  The Stock Incentive Plan was adopted by the Board of Directors of the Company on March 19, 2009 and approved by the shareholders on May 19, 2009 at the Company's 2009 Annual Meeting.

The Stock Incentive Plan provides for the granting of restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options, and other stock-based awards to employees and directors of the Company on a periodic basis.  The plan makes available up to 350,000 shares for issuance to participants under the plan.  No more than 200,000 shares may be issued in connection with any type of award other than (i) stock appreciation rights (under the other stock-based awards provisions of the plan) or (ii) incentive stock options, which are eligible for more favorable tax treatment.

The Stock Incentive Plan is administered by the Committee, which is comprised of independent directors as such term is defined under SEC rules and NASDAQ listing standards.  Under the Stock Incentive Plan, the Committee determines which employees will be granted options, restricted stock awards, or other stock-based awards, whether such options will be incentive or non-statutory options, the number of shares subject to each option or award, whether such options may be exercised by delivering other shares of common stock, and when such options or awards vest.

We have granted equity awards under the Stock Incentive Plan. The Committee believes that grants of restricted stock are generally more effective than grants of stock options at aligning the interests of the executives with those of the Company's shareholders.  The overall award opportunity is defined as a percentage of base salary, then divided equally between time vested restricted stock shares and performance vested restricted stock units.  Time vested shares vest according to a three-year cliff, becoming fully vested after three full years of continued employment.  The performance vested awards are in the form of restricted stock units and will be earned at the end of the three-year performance period depending on the average of the Company's past three years actual return on average equity performance relative to the defined SNL National Peer Group's average of the three-year period.  Each performance award agreement allows the award to be issued in stock at 50%  of the value of the award, and in cash at 50% of the value of the award to allow for applicable withholding taxes due by the participants.  The shares relating to the performance vested restricted stock units awarded in 2014 will be provided to the NEOs based on the performance requirements at December 31, 2016.

The 2014 annual target award opportunity for the Chief Executive Officer was 35% of base salary.  The 2014 annual target award opportunity for the Chief Financial Officer was 25% of base salary. For our Chief Executive Officer and Chief Financial Officer, the time vested restricted stock grants totaled $50,481 and $24,077, respectively, for 2014.  For our Chief Executive Officer and Chief Financial Officer, the performance vested restricted stock units totaled $50,481 and $24,077, respectively, for 2014. The grants of time vested restricted stock and performance vested restricted stock units were made on February 20, 2014 under the Stock Incentive Plan.

401(k) Savings Plan. To encourage saving for retirement and as a retention tool, the Bank maintains a defined contribution 401(k) savings plan (the "401(k) Savings Plan"), covering employees who have completed 250 hours of service within three months of hire or one year of service if 250 hours is not completed within three months of hire and who are at least 18 years of age. Under the plan, participants may contribute an amount up to the Internal Revenue Service maximum amount of their covered compensation for the year.  Eligible participants receive a 6% employer contribution that is 100% vested.  In addition, eligible participants receive 100% match on the first 1% of compensation deferred and a 50% match on the next 5% of compensation deferred.  This equates to a maximum match of 3.5% on the first 6% of compensation deferred.

Supplemental Executive Retirement Plan.  In 2005, the Company adopted a Supplemental Executive Retirement Plan for executives (the "Executive SERP"), which is a supplemental benefit plan designed to ensure that participants will have, upon retirement from the Company or its subsidiaries participating in the plan, retirement benefits targeted at 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through Social Security, the Company's non-contributory defined benefit plan (terminated in 2009), and employer contributions to the 401(k) Savings Plan.  A participant's employee contributions to the 401(k) Savings Plan are not taken into account in determining the 70% target and thus will increase the total retirement benefits available to the participant.

The Company adopted this plan to provide consistent retirement benefits as a percent of final compensation for individuals whose retirement compensation under any qualified retirement plan sponsored by the Company or the Bank is limited by maximums imposed on these plans by law.  Employees eligible to participate in the Executive SERP include Messrs. Ferrell and Graap and any individuals designated by the Board of Directors as plan participants. Subject to certain specified forfeiture events (termination of employment for cause, pre-change-in-control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-forfeitable right in his or her supplemental retirement benefits under the Executive SERP upon the first of the following events to occur while he or she is an active participant in the Executive SERP: (i) the participant meets the age and service requirements for early retirement under the Executive SERP (60 years of age with 10 years of vesting service); (ii) the participant reaches his or her normal retirement date (65 years of age); (iii) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (iv) a change in control of the Company or the Bank.

Supplemental retirement benefits are payable under the Executive SERP for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant's beneficiary until the Executive SERP has made a total of 180 monthly payments to the participant and his or her beneficiary. In addition, the Executive SERP provides a pre-retirement death benefit payable for 15 years to the participant's beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date.

Mr. Ferrell has a fully vested and non-forfeitable right to receive an estimated monthly benefit of $7,663 under the Executive SERP as he has satisfied the age and service requirements for early retirement under the plan.  Mr. Graap has a fully vested and non-forfeitable right to receive an estimate monthly benefit of $3,437 under the Executive SERP as he has satisfied the age and service requirements for early retirement under the plan.  Based on contribution rates and plan provisions and assumptions in effect on January 1, 2014, and assuming retirement at age 65, the estimated monthly retirement benefit for Messrs. Ferrell and Graap under the Executive SERP is $7,947 and $4,210, respectively.

On October 21, 2010, the Board of Directors approved amendments to the Executive SERP due to the termination of the Company's non-contributory defined benefit plan in 2009, and entered into participation agreements with the named participants.

Employment Agreement With Chief Executive Officer.  We entered into an employment agreement with Mr. Ferrell effective as of January 19, 2005 with an initial term until December 31, 2008.  The Committee determined an employment agreement with Mr. Ferrell was appropriate because it clarifies the terms of Mr. Ferrell's employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Ferrell ceases employment with us.  In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Executive Officer in our industry.  The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless either party notifies the other in writing at least 90 days prior to December 31.  In December 2008, the employment agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. Under the agreement, Mr. Ferrell serves as the Chief Executive Officer of the Company and the Bank at an annual base salary of not less than $206,000 per year. The agreement provides that Mr. Ferrell is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board.  The agreement also provides that Mr. Ferrell is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.  More information regarding Mr. Ferrell's employment agreement is provided under "Potential Payments Upon Termination or Change in Control".

Employment Agreement with Chief Financial Officer.  We entered into an employment agreement with Mr. Graap effective as of January 1, 2011 with an initial term until December 31, 2014.  The Committee determined an employment agreement with Mr. Graap was appropriate because it clarifies the terms of Mr. Graap's employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation, and non-disclosure provisions in the event Mr. Graap ceases employment with us.  In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Financial Officer in our industry.  On December 31, 2013 and on each December 31st thereafter, the term of the employment agreement will be automatically be extended for an additional year so as to terminate two years from each renewal date, unless the Company gives written notice of its election not to renew the employment agreement before the applicable renewal date.  Under the agreement, Mr. Graap serves as the Chief Financial Officer of the Company and the Bank at an annual base salary of not less than $175,500 per year.  The agreement provides that Mr. Graap is eligible to participate in the short term and long term incentive plans, with targeted performance levels for the Company to be established by the Committee or the Board.  The agreement also provides that Mr. Graap is eligible to participate in any employee benefit plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.  Any incentive-based compensation or award to which Mr. Graap is entitled is subject to clawback by the Company as required by applicable federal law.  More information regarding Mr. Graap's employment agreement is provided under "Potential Payments Upon Termination or Change in Control".

Reported Pay Vs. Realized Pay

The following charts summarize reported pay and realized pay for the Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2014, 2013, 2012, 2011 and 2010.

CFO Reported Pay vs. Realized Pay
Compensation in Thousands
$400
$350
$300
$250
$200
$150
$100
$50
$0
$369
$243
$288
$214
$313
$209
$376
$279
$239
$191
2014
2013
2012
2011
2010
Reported Pay
Realized Pay

CEO Reported Pay vs. Realized Pay
Compensation in Thousands
$700
$600
$500
$400
$300
$200
$100
$0
$619
$404
$499
$356
$522
$338
$638
$475
$394
$312
2014
2013
2012
2011
2010
Reported Pay
Realized Pay

Reported pay includes actual annual cash compensation, long term retirement benefits, and long term equity incentive opportunities.  Both the long term retirement benefits and the long term equity incentive opportunities are based on accounting and performance assumptions that may or may not be realized.  Reported pay are the amounts reported in the Summary Compensation Table as required by the Securities and Exchange Commission.

Realized pay are the amounts actually paid to the NEO.  Realized pay includes taxable pay including base salary, cash incentives, taxable fringe benefits, and taxable payouts under the Stock Incentive Plan.  For purposes of these charts, taxable fringe benefits included in realized pay include auto allowance, tax planning and physical exam reimbursements, health and welfare benefit, cumulative dividends received on restricted stock, and cash dividends earned on performance vested restricted stock units.  Realized pay does not include the change in value of accumulated benefit under the Executive SERP, club dues reimbursement, supplemental long term disability plan premiums paid by the Company, a 401(k) Savings Plan company match, and a 401(k) Savings Plan employer contribution.

Summary Compensation Table

The following table summarizes the total compensation of the Company's Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2014 and 2013.  The Company did not have any other executive officers during 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)	Total ($)
Randy K. Ferrell President & Chief Executive Officer	2014	288,466	100,958	47,713	134,571	47,331[4]	619,038
	2013	275,900	96,566	--	77,959	48,826	499,251

Eric P. Graap Executive Vice President & Chief Financial Officer	2014	192,614	48,164	22,742	81,249	23,932[5]	368,701
	2013	186,100	46,520	--	27,915	27,125	287,660

(1)
The amounts in this column for Messrs. Ferrell and Graap represent the aggregate grant date fair value of equity awards in the year granted, in accordance with FASB ASC Topic 718.  For 2014, the granted awards include time vested restricted stock and performance vested restricted stock units.  Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the target potential value of the awards.  The calculation of these amounts are included in Note 12 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2015.

(2)	The amounts in this column for 2014 represent the amount of cash incentive compensation earned for 2014. The officers did not receive cash incentive compensation for 2013.

(3)
In 2014, for Mr. Ferrell, there was a $134,571 increase in the value of the accumulated benefit under his Executive SERP.  Three factors are attributed to the change in value: $55,236 represents an increase due to the change in the discount rate, $39,346 represents an additional year in benefit accrual, and $39,989 represents an increase due to age.  In 2014, for Mr. Graap, there was a $81,249 increase in the value of his accumulated benefit under his Executive SERP.  Three factors are attributed to the change in value: $28,784  represents an increase due to the change in the discount rate, $36,936 represents an additional year in benefit accrual, and $15,529 represents an increase due to age.  Messrs. Ferrell and Graap are each vested in their respective accrued benefit under the Executive SERP.

(4)
These amounts consist of: an automobile allowance of $11,400; club dues reimbursements of $1,789; tax planning reimbursements of $1,000; supplemental long term disability plan premiums paid by the Company of $2,808; a 401(k) Savings Plan company match of $9,392; a 401(k) Savings Plan employer contribution of $15,600; and $5,342 in cumulative dividends Mr. Ferrell received during 2014 on his restricted stock.  The incremental cost of Mr. Ferrell's personal use of his club membership is comprised of the portion of club dues and costs for the membership that are paid by the Company multiplied by the percentage of time (50%) that he used the club for personal rather than business use.

(5)
These amounts consist of: club dues reimbursements of $150; health and welfare benefit of $200; tax planning reimbursements of $585; supplemental long term disability plan premiums paid by the Company of $1,817; a 401(k) Savings Plan company match of $6,993; a 401(k) Savings Plan employer contribution of $11,617; and $2,570 in cumulative dividends Mr. Graap received during 2014 on his restricted stock.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table includes certain information with respect to the value of all previously awarded unvested restricted stock awards held by the NEOs at December 31, 2014.  Neither of the NEOs own any unexercised options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Randy K. Ferrell	3,205[2]	59,132	3,205[3]	59,132
	4,054[4]	74,796	4,054[5]	74,796
	3,882[6]	71,623	0[7]	0

Eric P. Graap	1,529[2]	28,210	1,529[3]	28,210
	1,953[4]	36,033	1,953[5]	36,033
	1,871[6]	34,520	0[7]	0

(1)	The amounts in this column equal the product of number of shares of restricted stock held multiplied by the closing price of the Company's common stock of $18.45 per share on December 31, 2014.

(2)	These shares of restricted stock were awarded on February 20, 2014 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.

(3)
These restricted stock units were awarded on February 20, 2014 under the Stock Incentive Plan and will be earned on December 31, 2016 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

(4)	These shares of restricted stock were awarded on February 21, 2013 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.

(5)
These restricted stock units were awarded on February 21, 2013 under the Stock Incentive Plan and will be earned on December 31, 2015 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

(6)	These shares of restricted stock were awarded on February 16, 2012 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.

(7)
These restricted stock units were awarded on February 16, 2012 under the Stock Incentive Plan and were contingent on actual performance of predefined measures for the period ending December 31, 2014.  The performance measures were not, met which resulted in no issuance of stock from the original grant.

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to the NEOs upon certain termination events or upon a change in control of the Company.

Employment Agreement and Change in Control Agreement with Mr. Ferrell.  In addition to the provisions described earlier under "Employment Agreement with Chief Executive Officer", the Company has entered into an employment agreement with Mr. Ferrell.  In the event Mr. Ferrell's employment is terminated, he will be entitled to receive his earned but unpaid compensation and any other benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company or which are due as a matter of law.  Depending on the circumstances, he may be entitled to additional compensation or benefits under his employment agreement as described below.
In the event Mr. Ferrell's employment is terminated prior to a change in control of the Company by the Company without "cause" (as defined in the agreement) or by Mr. Ferrell for "good reason" (as defined in the agreement), he will also receive (i) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year's bonus; (ii) an amount equal to two times the average of his annual bonuses paid for the last two calendar years preceding the calendar year of termination of employment (Annual Incentive); (iii)  payment at regular payroll intervals of his annual base salary for a period of 24 months from the date of termination; (iv) all health and welfare plan and program coverage for Mr. Ferrell and his spouse and dependents in effect at the time of termination for a period of 24 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; and (v) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
If Mr. Ferrell's employment ends due to his death prior to a change in control, the Company will continue to pay his base salary for three months following the month of his death to his designated beneficiary.  If Mr. Ferrell's employment ends due to his termination by the Company for cause, or if he resigns his position without good reason or, prior to a change in control of the Company, he is terminated as a result of his incapacity, he will not be entitled to any additional compensation, bonus or benefits under the agreements.
Under the agreement, Mr. Ferrell agrees that during the 24-month period following his termination for any reason other than termination without cause or for good reason within the three years following a change in control of the Company, he will not compete against the Company, solicit employees from the Company, or interfere with the Company's customer relationships.

In the event of a change in control of the Company, Mr. Ferrell is guaranteed employment for three years following the change in control, his outstanding equity compensation awards will become automatically vested and exercisable, the Company will reimburse him for any federal income tax liability incurred by him by such vesting, and the Company, at the discretion of the non-employee directors, may cancel any or all of Mr. Ferrell's equity compensation awards for a cash payment equal to the aggregate spread between the average exercise price of the awards and the higher of (i) the average closing price of the Company's common stock for the 30 business day period preceding the public announcement of the change in control, or (ii) the highest price per share paid in connection with the change in control.

During the three year guaranteed term of employment for Mr. Ferrell following a change in control, his base salary (with a Consumer Price Index inflation adjustment), annual bonus opportunity, incentive, savings and retirement benefit rights opportunities, health and welfare coverage (including that of his family), fringe benefits and vacation may not be less than the most favorable of such compensation, rights and benefits provided at any time during the 12 months before the change in control.

If Mr. Ferrell's employment ends due to his death within three years after a change in control, the Company will pay to his designated beneficiaries a lump sum equal to his base salary for three months and will provide his spouse and other dependents with continued health and welfare plan and program coverage for 36 months following the date of death or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.  If Mr. Ferrell's employment ends due to his incapacity within three years after a change in control, the Company will pay him a lump sum equal to his base salary for three months and will provide his spouse and other dependents with continued health and welfare plan and program coverage for 36 months following the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.

The agreement provides for enhanced severance payments and certain other benefits if, within three years following a change in control Mr. Ferrell (i) is terminated involuntarily without cause and not as a result of death, incapacity or normal retirement, or (ii) terminates his employment voluntarily for good reason (which includes for this purpose Mr. Ferrell's right to voluntarily terminate the agreement during the 90 days following the change in control or during the 90 days following the first anniversary thereof). The term "change in control" is defined generally to include (i) an acquisition of 20% or more of the Company's voting stock, or (ii) certain changes in the composition of the Company's Board of Directors as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, sale of assets, contested election, or any combination of these events.

In the event of such termination without cause or for good reason following a change in control, Mr. Ferrell will be entitled to: (i) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year's bonus;  (ii) a payment in a lump sum or in six monthly installments, at Mr. Ferrell's option, of an amount equal to 2.99 times his highest annual salary and bonus paid during the six months prior to the termination; (iii) continuation for a period of 36 months following his termination of all health and welfare plan and program coverage for Mr. Ferrell, his spouse and dependents in effect at the time of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to        1.4 times the estimated cost of maintaining such coverage; (iv) continuation for a period of 36 months from the date of termination of participation in the Company's employee retirement benefit plans and programs or, if such continued participation is not feasible, an annual cash payment during the 36 months of the value of the retirement benefit accrual which is not provided through the retirement plans; and (v) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.

Under certain circumstances, the total amount payable to Mr. Ferrell may exceed the maximum amount that may be paid without the imposition of a federal excise tax, and if the amount payable to him would result in the imposition of a federal excise tax, the payments and benefits provided to him will be reduced to prevent such imposition of a federal excise tax, unless the net after-tax benefit he would receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction. Payment or benefits provided to or for the benefit of Mr. Ferrell will also be reduced to the extent necessary to comply with any excess parachute and indemnification payment limitations and prohibitions of applicable banking law.

Employment Agreement with Mr. Graap.  The Company and the Bank have entered into an employment agreement with Mr. Graap.

In addition to the provisions described earlier under "Employment Agreement with Chief Financial Officer", the agreement provides that Mr. Graap will be entitled to receive certain severance payments in the event of a termination of employment under certain circumstances.  If the Company terminates Mr. Graap's employment without "cause" or Mr. Graap terminates his employment with "good reason" (as such terms are defined in the agreement), in a non-change of control context, the Company will be obligated to continue to pay Mr. Graap his base salary in effect on the date of termination for a period of 24 months from the date of termination.  In addition, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), Mr. Graap will be entitled to continue to receive his current benefits under group health and dental plans, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

Mr. Graap's agreement will terminate upon a change of control of the Company, at which time the Change of Control Agreement, dated as of November 27, 2000 and as amended, between the Bank and Mr. Graap will become effective, and any termination benefits will be determined and paid solely in accordance with that agreement, as described below.

Mr. Graap will be subject to a one-year noncompetition restriction and a two-year nonsolicitation restriction following the termination of his employment for any reason.

Change of Control Agreement with Mr. Graap.  The Bank has also entered into a change of control agreement with Mr. Graap.  The agreement becomes operative upon a change of control in the Bank, with change of control having a substantially similar definition as in Mr. Ferrell's employment agreement.  If, after a change of control occurs, Mr. Graap's employment is terminated within three years, he is entitled to receive the payments specified in the agreement, unless such termination was for "cause" or Mr. Graap terminates employment without "good reason" (as such terms are defined in the agreement).

If Mr. Graap is terminated other than for cause or terminates employment for good reason, the Bank is required (i) to pay Mr. Graap, in a lump sum or in six monthly installments, at Mr. Graap's option, as compensation for services rendered to the Bank a cash amount, subject to any applicable payroll or other taxes required to be withheld, equal to 2.99 times the highest annual compensation paid to him by the Bank for any six months ending with Mr. Graap's termination; (ii) in addition to the benefits to which Mr. Graap is entitled under the retirement plans or programs in effect on the date of termination, to pay a cash amount equal to the actuarial equivalent of the retirement pension to which he would have been entitled under the terms of such retirement plans or programs, without regard to "vesting" thereunder, had he accumulated three additional years of continuous service after termination at his base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which Mr. Graap is entitled pursuant to the provisions of the retirement plans or programs; and (iii) to maintain, for the continued benefit of Mr. Graap for a three-year period after termination, all employee benefit plans and programs or arrangements in which he was entitled to participate immediately prior to termination, or substantially similar benefits if his continued participation is not possible under the general terms and provisions of such existing plans and programs. In addition, all stock options granted to Mr. Graap under any of the Company's equity compensation plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby. The Bank is required to reimburse Mr. Graap for any federal income tax liability incurred by him in connection with the exercise of such options that would not have been incurred by him in the absence of such options becoming immediately available upon a change of control.

If any payment made or benefit provided to Mr. Graap pursuant to the change in control agreement would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, then the payments scheduled under the agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.

Equity Awards.  Our restricted stock grants normally vest on the third anniversary of the date of grant, if the conditions with respect to the grants are met.  In addition to any equity vesting provisions contained in Mr. Ferrell's employment agreement or Mr. Graap's change in control agreement, under the terms of their restricted stock agreements, early vesting of their restricted stock will occur upon any of the following events (as defined in the Omnibus Plan or Stock Incentive Plan): (i) the occurrence of a "change in control", (ii) the executive's death while an employee, (iii) the executive's "disability" while an employee, (iv) the executive's "retirement", or (v) the termination of the executive's employment by the Company or a subsidiary other than for "just cause" or "cause" under circumstances where the plan committee provides for special vesting rules or restrictions and waives the otherwise applicable automatic forfeiture on cessation of employment.

Executive SERP. The benefits payable to the NEOs under the Executive SERP upon termination are described under "Supplemental Executive Retirement Plan".

Executive Survivor Income.  The Company maintains an Executive Survivor Income arrangement which provides a covered executive's beneficiary with a lump sum benefit (equal to $75,000 for Messrs. Ferrell and Graap) if either the executive dies prior to terminating employment or if the executive dies after termination of employment due to disability (as defined in the arrangement), attaining early retirement (which requires attainment of age 55 with 10 years of service) or normal retirement age (65), or if the Company terminates the executive's employment without cause (as defined in the arrangement) or the executive terminates his employment for good reason (as defined in the arrangement) within two years after the Company's change in control (as defined in the arrangement).

The following table shows the estimated payments for the NEOs upon the described termination events or upon a change in control of the Company, based on following assumptions:

	The table assumes each termination event or the change in control occurred on December 31, 2014, and assumes a stock price of $18.45, which was the Company's closing stock price on December 31, 2014.
	The amounts reflected in the following table are estimates, as the actual amounts to be paid to an NEO can only be determined at the time of termination or change in control.
	In any case where a choice of payment is permitted, the table assumes all amounts were paid in a lump sum.

Except as noted in the table below, at termination, an NEO is entitled to receive all amounts accrued and vested under our 401(k) Savings Plan according to the same terms as other employees participating in those plans, whose benefits are not shown in the table below.


An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO's employment is terminated.  These amounts include base salary, unused vacation pay, and vested stock or option awards.  These amounts are not shown in the table below.


Except as provided in Mr. Ferrell's employment agreement or Mr. Graap's change in control agreement, an employee generally must be employed by the Company or the Bank on December 31, 2014 in order to receive any cash or equity award under the Management Incentive Plan for 2014.  In the event a termination occurs on an earlier date, the Committee has the discretion to award the employee an annual cash incentive under the plan.  Discretionary annual cash compensation payments would not typically be awarded in the event of termination by the Company for cause or termination by Mr. Graap without good reason.

	Termination with no Change in Control					Change in Control with or without Termina- tion[2]	Termination with Change in Control
Executive Benefits and Payments Upon Termination	Death	Disability [1]	Termina- tion by Company without Cause or Resigna- tion of Executive for Good Reason	Termi-nation by Compa-ny for Cause or Resign-ation of Execu-tive without Good Reason	Retirement		Death	Disability	Termina- tion by Company without Cause or Resigna- tion of Executive for Good Reason[3]	Termina- tion by Company for Cause or Resigna- tion of Execu-tive without Good Reason	Resignation of Executive for Other than Good Reason including Retirement
Randy K. Ferrell – Chief Executive Officer
Compensation:
Base Salary	$72,116	--	--	--	--	--	$72,116	$72,116	--	--	--
Long-Term Incentive:
Restricted Stock Vesting	339,480	$339,480	$339,480	--	$339,480	$339,480	--	--	--	--	--
Tax Liability due to Vesting	--	--	--	--	--	108,634	--	--	--	--	--
Benefits and Perquisites:
Severance:
Base Salary Continuation	--	--	576,931	--	--	--	--	--	1,005,174	--	--
Current Year Prorated Bonus	47,713	47,713	47,713		47,713		47,713	47,713	47,713		$47,713
Bonus Continuation	--	--	47,713	--	--	--	--	--	--	--	--
Health and Welfare Coverage	--	--	36,474[4]	--	--	--	54,711[4]	54,711[4]	54,711[4]	--	--
Long-Term Disability	--	209	5,617	--	--	--	--	209	8,425	--	--
Executive Split Dollar Insurance	--	--	--	--	--	--	--	--	--	--	--
Executive Survivor Income	75,000	--	--	--	--	--	75,000	--	--	--	--
Enhanced Retirement Program Benefits	--	--	--	--	--	--	--	--	46,800[5]	--	--
Executive SERP	--	--	--	--	--	--	34,135	34,135	34,135	--	34,135
Total Value	$534,309	$387,402	$1,053,928	--	$387,193	$448,114	$283,675	$208,884	$1,196,958	--	$81,848

	Termination with no Change in Control					Change in Control with or without Termination[2]	Termination with Change in Control
Executive Benefits and Payments Upon Termination	Death	Disability [1]	Termina- tion by Company without Cause or Resigna- tion of Executive for Good Reason	Termina- tion by Company for Cause or Resigna- tion of Executive without Good Reason	Retirement		Death	Disability	Termina- tion by Company without Cause or Resigna- tion of Executive for Good Reason[3]	Termina- tion by Company for Cause or Resigna- tion of Executive without Good Reason	Resignation of Executive for Other than Good Reason including Retirement
Eric P. Graap – Chief Financial Officer
Compensation:
Annual Incentive	$22,742	$22,742	$22,742	--	$22,742	--	$22,742	$22,742	--	--	$22,742
Long-Term Incentive:
Restricted Stock Vesting	163,006	163,006	163,006	--	163,006	$163,006	--	--	--	--	--
Tax Liability due to Vesting	--	--	--	--	--	--	--	--	--	--	--
Benefits and Perquisites:
Severance:
Base Salary Continuation	--	--	385,228	--	--	--	--	--	$643,914	--	--
Current Year Prorated Bonus	--	--	--	--	--	--	--	--	--	--	--
Bonus Continuation	--	--	--	--	--	--	--	--	--	--	--
Health and Welfare Coverage	--	--	666[4]	--	--	--	--	--	9,606[4]	--	--
Long-Term Disability	--	157	--	--	--	--	--	157	5,452	--	--
Executive Survivor Income	75,000	--	--	--	--	--	75,000	--	--	--	--
Enhanced Retirement Program Benefits	--	--	--	--	--	--	--	--	34,850[5]	--	--
Executive SERP	--	--	--	--	--	--	92,962	92,962	92,962	--	92,962
Total Value	$260,748	$185,905	$571,642	--	$185,748	$163,006	$190,704	$115,861	$786,784	--	$115,704

(1)            Assumes disability continues through retirement age (65).

(2)	These benefits are received upon a change in control whether or not the NEO is terminated in connection with the change in control.

(3)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive's agreement.

(4)	Represents the Company's premium payments for continued health and welfare coverage.

(5)	Represents the value of three years of employer contribution under the 401(k) Savings Plan.

RELATED PARTY TRANSACTIONS
Pursuant to our Code of Business Conduct and Ethics, all directors (including our NEOs) are prohibited from being a consultant to (excluding an attorney), a director, officer, or employee of, or otherwise operate, another bank or financial institution that markets products or services in competition with the Bank.  Our Chief Executive Officer implements our Code of Business Conduct and Ethics and is responsible for overseeing compliance with the Code of Business Conduct and Ethics.

Our Board of Directors has adopted a formal policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions.  Our Audit Committee manages this policy.  The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; or the transaction involves compensation approved by our Compensation and Benefits Committee.
In the event our management determines to recommend a related party transaction to the Audit Committee, the transaction must be presented to the Audit Committee for approval.  After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related party transaction.  The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.
For purposes of this policy, "related party" is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person known to own more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person in (i) or (ii) and any person (other than a tenant or employee) sharing the household of a person in (i) or (ii), and (iii) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
A "related party transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest.  For purposes of determining whether a transaction is a related party transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act, except that any loan or other relationship approved by the Board in accordance with Regulation O, and which is not disclosed as non-accrual, past due, restructured or a potential problem loan, is not reviewed by the Audit Committee under this policy. There were no such related party transactions in 2014 other than with respect to loans.
The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal shareholders.  Such loans were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  At December 31, 2014, these loans amounted to $2,662,000.  During 2014, total principal additions were $1,823,000 and total principal payments were $2,418,000.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the most recent practicable date, the number and percentage of shares of Company common stock beneficially held by persons known by the Company to be the owners of more than five percent (5%) of the Company's common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates, LLC 745 Fifth Avenue	301,000 (1)	8.07%
New York, NY 10151
_________________
(1)
Based on Schedule 13G/A filed with the SEC on January 9, 2015 by Royce & Associates, LLC ("Royce"), stating that as of December 31, 2014, Royce was the beneficial owner of 301,000 shares of Company common stock and had sole voting power and sole investment power with respect to all 301,000 shares.

In January 2009, the Board approved a Stock Ownership Policy which requires all directors to acquire, (prior to the later of November 20, 2013 or within five years of becoming a director) and retain a minimum of 5,000 shares of the Company's common stock. The policy requires that within five years of being named executive officers, the Chief Executive Officer must retain a minimum of 25,000 shares and other NEOs must retain a minimum of 15,000 shares of common stock.
The following table sets forth, as of March 13, 2015,  the number and percentage of shares of Company common stock held by each director and nominee for director of the Company, each of the NEOs, and all directors and executive officers of the Company as a group.  The business address of each beneficial owner is c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.

Name of Beneficial Owner(s)	Amount and Nature of Beneficial Ownership	Percent of Class
John B. Adams, Jr.	22,722	*
Randy K. Ferrell	56,242[1]	1.50%
Randolph D. Frostick	6,034	*
Eric P. Graap	35,997[2]	*
Jay B. Keyser	6,508[3]	*
Randolph T. Minter	37,040	*
Brian S. Montgomery	38,055[4]	1.02%
P. Kurtis Rodgers	8,735	*
Sterling T. Strange, III	5,743	*

All directors and excutive officers as a group (9 persons)	217,075	5.80%
______________________

*Percentage ownership is less than one percent of the outstanding shares of common stock.

(Footnotes continued on next page)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.  All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below, except that shares of restricted stock over which the individual has sole voting power but does not have investment power until transferability restrictions have lapsed, are not specifically identified.

(1)	Includes 6,530 shares held jointly with his wife, Carole W. Ferrell, over which he shares voting and investment power.
(2)
Includes 7,632 shares owned by Barbara C. Graap, his wife, as to which shares he disclaims beneficial ownership.  Also includes 56 shares held jointly with his wife and 42 shares held by his two daughters.

(3)	Includes 4,760 shares held jointly with Angela L. Keyser, his wife, over which he shares voting and investment power.
(4)	Includes 10,376 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power.

The Company is not aware of any arrangement that may operate at a subsequent date to effect a change in control of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.  The Committee's responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent registered public accounting firm, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and  internal accounting and operations controls, and  to act as an agent for the Board of Directors to help ensure the independence of  internal and external auditors, the integrity of  management, and the  adequacy of disclosure to shareholders.

The Company's management is responsible for preparing the Company's financial statements.  The Company's independent registered public accounting firm, Smith Elliott Kearns & Company, LLC, is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles.  The Committee's responsibility is to monitor the Company's financial reporting process and report its findings to the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with the Company's management.  The Audit Committee has discussed with Smith Elliott the matters required to be discussed by the Statement on Auditing Standards No. 61 as amended (Codification of Statements on Auditing Standards, AU C-260), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.  The Audit Committee has received from Smith Elliott the written disclosures regarding the independent registered public accounting firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence, and has discussed with Smith Elliott its independence.  In that regard, the Audit Committee has considered whether the provision by Smith Elliott of certain limited permissible non-audit services in addition to its audit services, is compatible with maintaining that firm's independence and has determined that it is.

Based on the review and discussions referred to above, the Audit Committee recommended to, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

The four members of the Audit Committee are independent as defined by the NASDAQ listing standards and applicable SEC regulations.

Audit Committee:
Jay B. Keyser, Chairman	John B. Adams, Jr.
P. Kurtis Rodgers	Sterling T. Strange, III

PRINCIPAL ACCOUNTANT FEES

The following table presents the fees for professional audit services rendered by Smith Elliott for the audit of the Company's annual financial statements for the years ended December 31, 2014 and 2013 and fees billed for other services rendered by Smith Elliott during those periods.  All services reflected in the following fee table for 2014 and 2013 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.
Year Ended December 31,
	2013	2014
Audit fees	$68,575	$66,550
Audit-related fees(1)	13,605	13,125
Tax fees	--	--
All other fees(2)	2,435	1,680
Total	$84,615	$81,355
______________________

(1)
Audit-related fees for 2013 and 2014 consist of fees billed for the annual ERISA audits of the Company's benefit plans; annual audits of the Federal Family Education Loan Program and review of Press Releases.

(2)	Consultations related to various accounting and reporting matters.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of Smith Elliott, the Company's independent registered public accounting firm.

PRE-APPROVAL POLICIES

Pursuant to the terms of the Company's Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent public accountants.  The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provisions of such services does not impair the accountants' independence.  The Audit Committee has delegated interim pre-approval authority to Mr. Keyser, Chairman of the Audit Committee.  Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.

PROPOSAL TWO:
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As part of implementing the "say on pay" requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in the proxy statement.  This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to endorse or not endorse a company's executive pay program. At the Company's 2013 Annual Meeting, the shareholders voted in favor of having an advisory (non-binding) vote on executive compensation every year. Accordingly, shareholders of the Company are being asked to approve the following resolution:

"RESOLVED, that the shareholders of Fauquier Bankshares Inc. approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the Executive Compensation section, the accompanying compensation tables and the related narrative disclosure in this proxy statement."

As stated above, this is an advisory vote only.  Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation and Benefits Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote "FOR" the approval of the above resolution.

PROPOSAL THREE:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Smith Elliott Kearns & Company, LLC as the Company's independent registered public accounting firm to audit the books of the Company and the Bank for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and the Bank, and to perform such other appropriate accounting services as may be required by the Audit Committee.  Smith Elliott audited the books of the Company and the Bank for 2014.  A representative of Smith Elliott is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.

The Audit Committee and the Board of Directors recommends that the shareholders vote "FOR" ratifying the selection of Smith Elliott for the purposes set forth above.  A majority of the votes cast is required for the ratification of Smith Elliott for such purposes.  The Company has been advised by Smith Elliott that the firm did not have any direct financial interest or any material indirect financial interest in the Company or the Bank in 2014.

If the appointment of Smith Elliott as the Company's independent registered public accounting firm is ratified, the Audit Committee may, in its sole discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its shareholders.  If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Smith Elliott and may proceed, in its sole discretion, with the retention of Smith Elliott if it deems such retention to be in the best interest of the Company and its shareholders.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of the Annual Meeting, proxy material and proxy card, as well as the Company's Annual Report on Form 10-K for the year ended December 31, 2014, are available at:
http://investor.fauquierbank.com/docs.aspx?iid=1017981

ADDITIONAL INFORMATION

Annual Report on Form 10-K. Financial statements of the Company are contained in the Form 10-K for the year ended December 31, 2014, which accompanies this proxy statement.  Upon written request sent to Fauquier Bankshares, Inc., c/o Secretary, 10 Courthouse Square, Warrenton, Virginia  20186, the Company will provide, at no cost to the shareholder, a copy of the Company's Form 10-K for the year ended December 31, 2014, including the financial statements, as filed with the SEC.

"Householding" of Proxy Materials. In order to reduce the volume of duplicate information received at your household and to help us reduce costs, we will send only a single proxy statement and Form 10-K to a household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This practice is known as "householding" and stems from rules adopted by the SEC. Shareholders at a shared address will be subject to householding only if they have previously received a notice from us concerning the practice and we have not received instructions to the contrary from a shareholder at that address. Each shareholder subject to householding will continue to receive a separate proxy card.

If your household receives a single proxy statement and Form 10-K, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address:  Fauquier Bankshares, Inc., Attn:  Investor Relations, 10 Courthouse Square, Warrenton, VA  20186 or call 1-800-638-3798 or 540-349-0209.

If you are a registered shareholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner as mentioned above. If you are a "street name" shareholder, you may request householding by contacting your broker or other nominee holder of record directly.

PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

In order for a shareholder proposal to be included in the proxy statement and form of proxy relating to the 2016 Annual Meeting of Shareholders, it must comply with SEC Rule 14a-8 and be received by the Company no later than December 12, 2015. Any such proposal received at the Company's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submitting shareholder proposals (other than director nominations by shareholders) to be presented at the 2016 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 25, 2016, Any such proposal received by the Company's principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder's discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.

RETURN OF PROXIES
Whether or not you expect to attend the Annual Meeting, please submit your proxy by telephone, the Internet or mail as promptly as possible to assure representation of your shares and help assure a quorum for the Annual Meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card.  To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

Fauquier Bankshares, Inc.

By Order of the Board of Directors

/s/ John B. Adams, Jr.

John B. Adams, Jr.
Chairman

Warrenton, Virginia
April 10, 2015

ANNUAL MEETING OF SHAREHOLDERS OF

FAUQUIER BANKSHARES, INC.

May 19, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Use the eleven digit number located beneath the company and account numbers on the upper right-hand side of the proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card, as well as the Company's 2014 Annual Report on Form 10-K are available at http://investor.fauquierbank.com/docs.aspx?iid=1017981

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20330300000000000000 3 051915

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as directors of all nominees listed (except as marked to the contrary below):

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John B. Adams, Jr. Class I
- ○ Randolph D. Frostick Class I
- ○ Jay B. Keyser Class I

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote on executive compensation.	☐	☐	☐
3. The ratification of the selection of Smith Elliott Kearns & Company, LLC as independent public accountants for the Company for 2015.	☐	☐	☐

This proxy, when properly executed, is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One, FOR Proposal Two, and FOR Proposal Three. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgment.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 10, 2015 and of the 2014 Annual Report on Form 10-K.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ______________ Date: ________ Signature of Shareholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

FAUQUIER BANKSHARES, INC.

May 19, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card, as well as the Company's 2014 Annual Report on Form 10-K are available at http://investor.fauquierbank.com/docs.aspx?iid=1017981

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 051915

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as directors of all nominees listed (except as marked to the contrary below):

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instruction below)

NOMINEES:
- ○ John B. Adams, Jr. Class I
- ○ Randolph D. Frostick Class I
- ○ Jay B. Keyser Class I

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote on executive compensation.	☐	☐	☐
3. The ratification of the selection of Smith Elliott Kearns & Company, LLC as independent public accountants for the Company for 2015.	☐	☐	☐

This proxy, when properly executed, is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One, FOR Proposal Two, and FOR Proposal Three. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgment.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 10, 2015 and of the 2014 Annual Report on Form 10-K.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FAUQUIER BANKSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2015, 9:30 a.m. Eastern Time

The undersigned hereby appoints Brian S. Montgomery, P. Kurtis Rodgers and Sterling T. Strange, III, and each of them (with full power to act without the others), to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on May 19, 2015, at 9:30 a.m. Eastern Time, at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia, and at any adjournments thereof, as set forth on the reverse side.

(Continued and to be marked on the other side.)

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